UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                           FORM 8-K/A
                         CURRENT REPORT
             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


                        January 10, 1997
         -----------------------------------------------
        Date of Report (Date of earliest event reported)


                   SA TELECOMMUNICATIONS, INC.
      -----------------------------------------------------
      Exact Name of Registrant as Specified in its Charter)


     Delaware              0-18048           75-2258519
----------------         -----------         -----------
(State or Other          (Commission        (IRS Employer
Jurisdiction of          File Number)       Identification No.)
Incorporation)


1600 Promenade Center, 15th Floor
       Richardson, TX                           75080
---------------------------------            ----------
(Address of Principal Executive Offices)      (Zip Code)


                         (972) 690-5888
       ---------------------------------------------------
      (Registrant's Telephone Number, Including Area Code)


                  ----------------------------
  (Former Name or Former Address, If Changed Since Last Report)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     On January 10, 1997 (the "Closing Date"), SA
Telecommunications, Inc., a Delaware corporation (the "Company") purchased all of the issued and outstanding capital stock (the "Addtel Stock") of AddTel Communications, Inc., a California corporation ("Addtel"), pursuant to the terms of the Stock Purchase Agreement by and among the Company, Addtel, Charles Tony Lonstein, Aviram Lonstein, Daniel G. Lonstein and David R. Lonstein, the shareholders of Addtel. Addtel is a switchless reseller of long distance services based in Glendale, California. The Company intends to continue to provide long distance services through Addtel in addition to its other existing operating telecommunications subsidiaries.

     The aggregate purchase price paid for the Addtel Stock (the "Initial Purchase Price") was $9.5 million, subject to a potential downward adjustment (the "Adjustment") to be computed not later than June 9, 1997. The Initial Purchase Price included aggregate consideration of $2 million contractually allocated to Nonsolicitation Agreements of the Addtel shareholders, of which an aggregate of $500,000 cash was paid on the Closing Date and $1.5 million was held in escrow by the Company for satisfaction of the Adjustment and any indemnity claims of the Company; however, the shareholders of Addtel are jointly and severally liable to satisfy
any such liabilities beyond the amount held in escrow.   The $7.5
million remainder of the Initial Purchase Price was paid in cash on the Closing Date. The Adjustment equals the amount by which (1) total liabilities of Addtel on the Closing Date minus $1,175,747.33 exceeds (2) the sum of (a) cash and certain cash equivalents on the Closing Date and (b) net billed accounts receivable and properly accrued but unbilled accounts receivable of Addtel as of the Closing Date which are subsequently collected within 120 days of the Closing Date. The terms of the Stock Purchase Agreement were determined by arms length negotiation among the parties.

     In order to fund the portion of the Initial Purchase Price paid at closing, the Company used the remaining proceeds of the Company's 10% Convertible Notes issued in August 1996.

     Addtel's wholesale revenue produces a substantially lower gross profit margin than its retail revenue. The Company is evaluating methods of enhancing its margin on this wholesale revenue while protecting the interests of its wholesale clientele. The dollar amount of the Company's consolidated gross margin is expected to increase as a result of the acquisition; however, gross margin as a percentage of revenue will be adversely affected by the blending of Addtel's lower margin wholesale revenue into the Company's total revenue base.

     Prior to the consummation of the transactions contemplated by the Stock Purchase Agreement, no material relationship existed between the Company, any officer, director or affiliate of the Company or any associate of any such officer or director and Addtel or the shareholders of Addtel. After the acquisition, the shareholders will hold the following positions with Addtel: Aviram Lonstein as President, Daniel G. Lonstein and David R. Lonstein as Vice Presidents and Charles Tony Lonstein as an employee.

ITEM 5.   OTHER EVENTS.

     On January 9, 1996, the Company completed a Line of Credit arrangement with Greyrock Business Credit, a division of NationsCredit Commercial Corporation ("Greyrock"). The line of credit has a maximum availability of $10 million, with borrowings based on 80% of eligible accounts receivable and inventory, other than receivables arising from telecommunications services rendered to customers which are billed to the customers by a regional Bell operating company, a Bell operating company, a local exchange company, a credit card company, or a provider of local telephone services. The borrowings are secured by all of the assets of the Company and its subsidiaries and the stock of the Company's subsidiaries. The line of credit matures December 31, 1997 and automatically renews for successive additional one year terms unless either party elects to terminate by giving written notice to the other not less than 60 days prior to the next maturity date.

     The borrowings bear interest at a floating rate of 2.5% above the reference rate of Bank of America NT & SA, provided that the interest rate is not less than 9% per annum. Interest is payable monthly and to the extent that accrued interest does not equal $10,000 per month, the Company is required to pay an unused line of credit fee of such difference. The initial borrowing by the Company under this facility aggregated $1.6 million principal amount on January 9, 1997.

     The agreements regarding the line of credit contain covenants which, among other matters, limit the ability of the Company and its subsidiaries to (1) merge, consolidate and acquire or sell assets, (2) incur indebtedness outside the ordinary course of business which would have a material adverse effect on the Company and its subsidiaries taken as a whole or on the prospect of repayment of the obligations under the line of credit, (3) pay dividends other than stock dividends and certain dividends with respect to the Company's Series A Cumulative Convertible Preferred Stock, and (4) redeem, purchase or acquire its capital stock.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
          EXHIBITS.

     (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

          Audited Balance Sheet of AddTel Communications, Inc.
          as of May 31, 1996 and the related Statements of Income and Accumulated Deficit and Cash Flows for the year then ended.

          Unaudited Condensed Balance Sheets of AddTel Communications, Inc. as of September 30, 1996 and 1995 and the related Unaudited Condensed Statements of Income and Retained Earnings (Deficit) and Cash Flows for the nine months then ended.

     (b)  PRO FORMA FINANCIAL INFORMATION.

          Unaudited Pro Forma Combined Statement of Operations of SA Telecommunications, Inc. and Subsidiaries for the year ended December 31, 1995.

          Unaudited Pro Forma Combined Balance Sheet of SA
          Telecommuncations, Inc. and Subsidiaries as of September 30, 1996 and the related Unaudited Pro Forma Combined
          Statement of Operations for the nine months then ended.

     (c)  EXHIBITS.

     EXHIBIT NO.    DOCUMENT DESCRIPTION

          2.1 Stock Purchase Agreement dated as of January 10, 1997 among SA Telecommunications, Inc., AddTel Communications, Inc., Charles Tony Lonstein, Aviram Lonstein, Daniel G. Lonstein and David R. Lonstein*

          10.1 Loan and Security Agreement dated December 26, 1996 among Greyrock Business Credit and SA
                    Telecommunications, Inc., U.S. Communications, Inc., Long Distance Network, Inc., and
                    Southwest Long Distance Network, Inc.*

          10.2      Schedule to Loan and Security Agreement*

          10.3 Cross-Corporate Continuing Guaranty dated December 26, 1996 of SA Telecommunications, Inc., U.S. Communications, Inc., Long Distance Network, Inc., and Southwest Long Distance Network, Inc.*

          10.4 Continuing Guaranty dated December 26, 1996 of North American Telecommunications Corporation, Baltic States and CIS Ventures, Inc., CIS Intelligence Information Services, Inc. and Uniquest Communications, Inc.*

          10.5 Pledge Agreement dated as of December 26, 1996 between Greyrock Business Credit and SA
                    Telecommunications, Inc.*

          10.6 Pledge Agreement dated as of December 26, 1996 between Greyrock Business Credit and U.S.
                    Communications, Inc.*

          10.7 Security Agreement dated December 26, 1996 among Greyrock Business Credit and North American Telecommunications Corporation,
                    Baltic States and CIS Ventures, Inc., CIS
                    Intelligence Information Services, Inc. and
                    Uniquest Communications, Inc.*

          23.1      Consent of Price Waterhouse LLP**
___________
*    Previously filed
**   Filed herewith

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              SA TELECOMMUNICATIONS, INC.

DATE:   February 6, 1997      By:  /s/ J. David Darnell
                                   --------------------
                                   J. David Darnell
                                   Vice President-Finance and
                                   Chief Financial Officer

                          EXHIBIT INDEX

EXHIBIT NO.               DOCUMENT DESCRIPTION

2.1 Stock Purchase Agreement dated as of January 10, 1997 among SA Telecommunications, Inc., AddTel Communications, Inc., Charles Tony Lonstein, Aviram Lonstein, Daniel G. Lonstein and David R. Lonstein*

10.1 Loan and Security Agreement dated December 26, 1996 among Greyrock Business Credit and SA
               Telecommunications, Inc., U.S. Communications,
               Inc., Long Distance Network, Inc., and Southwest
               Long Distance Network, Inc.*

10.2           Schedule to Loan and Security Agreement*

10.3           Cross-Corporate Continuing Guaranty dated December
               26, 1996 of SA Telecommunications, Inc., U.S.
               Communications, Inc., Long Distance Network, Inc., and Southwest Long Distance Network, Inc.*

10.4 Continuing Guaranty dated December 26, 1996 of North American Telecommunications Corporation, Baltic States and CIS Ventures, Inc., CIS Intelligence Information Services, Inc. and Uniquest Communications, Inc.*

10.5 Pledge Agreement dated as of December 26, 1996 between Greyrock Business Credit and SA
               Telecommunications, Inc.*

10.6 Pledge Agreement dated as of December 26, 1996 between Greyrock Business Credit and U.S.
               Communications, Inc.*

10.7 Security Agreement dated December 26, 1996 among Greyrock Business Credit and North American Telecommunications Corporation, Baltic States and CIS Ventures, Inc., CIS Intelligence Information Services, Inc. and Uniquest Communications, Inc.*

23.1           Consent of Price Waterhouse LLP**

___________
*    Previously filed
**   Filed herewith

               INDEX TO FINANCIAL STATEMENTS AND
            UNAUDITED PRO FORMA FINANCIAL INFORMATION


Audited Financial Statements:

     AddTel Communications, Inc.
          Report of Independent Accountants....................F-2
          Balance Sheet as of May 31, 1996.....................F-3
          Statement of Income and Accumulated Deficit
          for the year ended May 31, 1996......................F-4
          Statement of Cash Flows for the year
          ended May 31, 1996...................................F-5
          Notes to Financial Statements........................F-6

Unaudited Condensed Financial Statements:

     AddTel Communications, Inc.
          Unaudited Condensed Balance Sheets
          as of September 30, 1996 and 1995...................F-11
          Unaudited Condensed Statements of Income
          and Retained Earnings (Deficit) for the
          four months ended September 30, 1996 and 1995.......F-12
          Unaudited Condensed Statements of Cash
          Flows for the four months ended
          September 30, 1996 and 1995.........................F-13
          Notes to Unaudited Condensed Financial Statements...F-14

Unaudited Pro Forma Financial Information:

     SA Telecommunications, Inc. and Subsidiaries
          Unaudited Pro Forma Combined Statement
          of Operations for the year ended
          December 31, 1995...................................F-16
          Notes to Unaudited Pro Forma Combined
          Statement of Operations for the year ended
          December 31, 1995...................................F-17
          Unaudited Pro Forma Combined Balance
          Sheet as of September 30, 1996......................F-19
          Unaudited Pro Forma Combined Statement
          of Operations for the nine months ended
          September 30, 1996..................................F-20
          Notes to Unaudited Pro Forma Combined Financial Statements for nine months ended September
          30, 1996............................................F-21

                REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of AddTel Communications, Inc.

In our opinion, the accompanying balance sheet and the related statements of income and accumulated deficit and of cash flows present fairly, in all material respects, the financial position of AddTel Communications, Inc. at May 31, 1996, and the results of its operations and its cash flows for the year in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.




PRICE WATERHOUSE LLP
Dallas, Texas
December 18, 1996,
   except as to Note 8 which
   is as of January 17, 1997

ADDTEL COMMUNICATIONS, INC.

BALANCE SHEET
MAY 31, 1996
(in thousands, except share information)
-----------------------------------------------------------------

     ASSETS

Current assets:
     Cash and cash equivalents                         $   1,103
     Trade accounts receivable, less allowance for
       doubtful accounts of $540                           3,646
     Notes receivable from shareholders                      310
     Deferred income taxes                                    54
     Certificate of deposit                                   19
                                                       ---------
          Total current assets                             5,132

Property and equipment, net                                  365
Other assets                                                   5
                                                       ---------
          Total assets                                 $   5,502
                                                       =========

     LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
     Accounts payable                                  $      91
     Accrued telecommunications expenses                   4,344
     Accrued taxes not based on income                       278
     Other accrued expenses                                  339
     Income taxes payable                                     56
     Current maturities of long-term notes payable,
       net of  unamortized discounts                          15
                                                       ---------
          Total current liabilities                        5,123

Long-term notes payable, net of unamortized discounts        292
Deferred income taxes                                         87
                                                       ---------
          Total liabilities                                5,502
                                                       ---------

Commitments and contingencies (Note 7)

Shareholders' equity:
   Common stock, $.50 par value; 200,000 shares
     authorized, 125,000 shares issued and outstanding        63
   Discount on issued common stock                           (56)
   Accumulated deficit                                        (7)
                                                       ---------
     Total shareholders' equity                             -
                                                       ---------
        Total liabilities and shareholders' equity     $   5,502
                                                       =========

             The accompanying notes are an integral
               part of these financial statements.

ADDTEL COMMUNICATIONS, INC.

STATEMENT OF INCOME AND ACCUMULATED DEFICIT
YEAR ENDED MAY 31, 1996
(in thousands)
-----------------------------------------------------------------


Telecommunications revenues                            $  16,449
Cost of revenues                                          11,849
                                                       ---------
  Gross profit                                             4,600

Operating expenses:
  General and administrative                               3,213
  Compensation expense to shareholders                       435
  Depreciation and amortization                              231
                                                       ---------
          Total operating expenses                         3,879
                                                       ---------

Income from operations                                       721

Other income (expense):
     Interest income from shareholders                        22
     Other interest income                                     4
     Interest expense                                        (84)
                                                       ---------
          Total other income (expense)                       (58)
                                                       ---------

Income before income taxes                                   663
Income tax expense                                           297
                                                       ---------

Net income                                                   366

Accumulated deficit, beginning of year                      (373)
                                                       ---------
Accumulated deficit, end of year                       $      (7)
                                                       =========




             The accompanying notes are an integral
               part of these financial statements.

ADDTEL COMMUNICATIONS, INC.

STATEMENT OF CASH FLOWS
YEAR ENDED MAY 31, 1996
(in thousands)
-----------------------------------------------------------------

Cash flows from operating activities:
   Net income                                          $     366
   Adjustments to reconcile net income to net cash
    provided by operating activities:
     Depreciation and amortization                           231
     Provision for bad debts                                 603
     Deferred income taxes                                   241
     Other                                                    14
   Changes in operating assets and liabilities:
     Trade accounts receivable                            (2,046)
     Accounts payable                                        (30)
     Accrued telecommunications expenses                   1,833
     Accrued taxes not based on income                       128
     Other accrued expenses                                   84
     Income taxes payable                                     56
                                                       ---------
       Net cash provided by operating activities           1,480
                                                       ---------

Cash flows from investing activities:
     Purchases of property and equipment                     (64)
                                                       ---------
        Net cash used in investing activities                (64)
                                                       ---------

Cash flows from financing activities:
     Repayments of line of credit                           (461)
     Repayments of long-term notes payable                   (45)
                                                       ---------
        Net cash used in financing activities               (506)
                                                       ---------

Net increase in cash                                         910
Cash and cash equivalents at beginning of year               193
                                                       ---------
Cash and cash equivalents at end of year               $   1,103
                                                       =========

Supplemental cash flow information:
     Cash paid for interest                            $      84
                                                       =========






             The accompanying notes are an integral
               part of these financial statements.

ADDTEL COMMUNICATIONS, INC.

NOTES TO FINANCIAL STATEMENTS
-----------------------------------------------------------------

1.   DESCRIPTION OF BUSINESS

     AddTel Communications, Inc. (the "Company") is a switchless reseller of long-distance telecommunications services provided through the networks and switching facilities of other carriers. The Company, based in Glendale, California, markets these services primarily to small and medium sized businesses principally through independent agents. While most customers and agents are located in California, the Company also has customers and agents located in several other states.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     FINANCIAL INSTRUMENTS

     The fair market value of financial instruments is determined by reference to various market data and other valuation techniques as appropriate. The Company believes that the fair values of long-term notes payable is approximately $683 thousand (face value of the notes payable before discounting as further discussed in Note 4). The Company believes that the fair values of all other financial instruments approximate their recorded values.

     CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include cash on hand and investments with purchased original maturities of three months or less. The Company had approximately $872 thousand in cash and cash equivalents in excess of FDIC insured limits at May 31, 1996. The Company has not experienced any losses on its cash and cash equivalents.

     BUSINESS AND CREDIT CONCENTRATIONS

     In the normal course of business, the Company extends unsecured credit to its customers. Management has provided an allowance for doubtful accounts to provide for amounts which may eventually become uncollectible and to provide for any disputed charges. No customers individually accounted for more than 10% of revenues in 1996.

     PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation for financial statement purposes is provided on an accelerated basis over the estimated useful lives of five years.
     Maintenance and repairs are expensed as incurred while replacements and betterments are capitalized.

     REVENUE RECOGNITION

     The Company recognizes revenue as services are performed based on customer usage, net of an estimate for uncollectible revenue. The Company sells its services to its customers primarily on a measured time basis.

ADDTEL COMMUNICATIONS, INC.

NOTES TO FINANCIAL STATEMENTS
-----------------------------------------------------------------

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Deferred income taxes are calculated utilizing an asset and liability approach whereby deferred taxes are provided for tax effects of basis differences for assets and liabilities arising from differing treatments for financial and income tax reporting purposes

3.   PROPERTY AND EQUIPMENT

     Property and equipment at May 31, 1996 consisted of the following (in thousands):

       Telecommunications equipment                        $    467
       Computer equipment                                       217
       Software                                                  61
       Furniture and fixtures                                    19
       Office equipment                                          27
       Leasehold improvements                                     9
                                                           --------
                                                                800
       Less accumulated depreciation and amortization          (435)
                                                           --------
                                                           $    365
                                                           ========

4.   LONG-TERM NOTES PAYABLE

     Long-term notes payable at May 31, 1996 consisted of the following (in thousands):

     Notes payable ("New Notes") to independent
     investors, net of unamortized discounts,
     due in monthly installments aggregating
     $10 thousand, including interest at 12% per
     annum (effective rate of 39.2% per annum),
     maturing in November, 2005                        $   296

     Notes payable to independent investors, due
     in monthly installments aggregating $1 thousand,
     including interest at 10% per annum, maturing
     in January, 1997                                       11
                                                       -------
                                                           307
     Less current maturities                               (15)
                                                       -------
     Long-term portion                                 $   292
                                                       =======

ADDTEL COMMUNICATIONS, INC.

NOTES TO FINANCIAL STATEMENTS
-----------------------------------------------------------------

     During the year ended May 31, 1996, the Company experienced certain cash flow constraints resulting in the default of certain long-term debt obligations incurred in previous years. These obligations were of a contingent nature with repayment based on a percentage of the Company's monthly revenues. As a result of the fiscal 1996 default, the obligation was restructured into a fixed payment arrangement (New Notes) with a face value greater than the existing book value. As a result of this transaction, the Company recorded a discount on debt in accordance with Statement of Financial Accounting Standard No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructuring." The discount is being amortized to interest expense over the life of the New Notes and effectively increases the annual yield to 39.2%. At May 31, 1996, the New Notes had a face value of $672 thousand versus a discounted book value of $296 thousand.

     Annual maturities of long-term notes payable outstanding at May 31, 1996 are as follows (in thousands):

     YEARS ENDED MAY 31,
     --------------------

          1997                               $     15
          1998                                      5
          1999                                      8
          2000                                     12
          2001                                     17
          Thereafter                              250
                                             --------
                                             $    307
                                             ========

5.   INCOME TAXES

     Income tax provision for the year ended May 31, 1996 was comprised of the following (in thousands):

     Current:
       Federal                                           $    11
       State                                                  45
                                                         -------
          Total current                                       56
                                                         =======

     Deferred:
       Federal                                           $   226
       State                                                  15
                                                         -------
          Total deferred                                     241
                                                         -------

                    Total provision for income taxes     $   297
                                                         =======

     The Company utilized all of its federal and state net operating loss carryforwards, aggregating $827 thousand and $403 thousand, respectively, during the year ended May 31, 1996.

ADDTEL COMMUNICATIONS, INC.

NOTES TO FINANCIAL STATEMENTS
-----------------------------------------------------------------

     The effective tax rate on earnings before income tax provision was different than the federal statutory tax rate. The following summary reconciles the federal statutory tax rate with the actual effective rate:

     Federal income tax expense                        35.0%
     State taxes, net of federal expense                9.0%
     Disallowed meals and entertainment                 0.5%
     Other                                              0.3%
                                                       -----
                                                       44.8%
                                                       =====

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The significant components of the Company's net deferred tax assets and liabilities at May 31, 1996 were comprised of the following (in thousands):

        Deferred tax assets:
          Accruals and reserves                   $   224
          Other, net                                    9
                                                  -------
            Total gross deferred tax assets           233
                                                  -------

        Deferred tax liabilities:
          Change in accounting method             $  (119)
          Depreciation                                (86)
          Pending adjustments to tax returns
           previously filed                           (61)
                                                  -------
            Total gross deferred tax liabilities     (266)
                                                  -------
               Net deferred tax liabilities       $   (33)
                                                  =======

6.   RELATED PARTY TRANSACTIONS

     The Company had notes receivable from its shareholders aggregating $310 thousand at May 31, 1996. The notes receivable accrue interest at a rate of 7% per annum and mature on demand.

7.   COMMITMENTS AND CONTINGENCIES

     The Company is involved in various claims and legal actions arising in the ordinary course of business. Management believes it is unlikely that the final outcome of any of the claims or proceedings to which the Company is a party would have a materially adverse effect on the Company's financial position or results of operations.

ADDTEL COMMUNICATIONS, INC.

NOTES TO FINANCIAL STATEMENTS
-----------------------------------------------------------------

     The Company leases certain office facilities and equipment under noncancelable operating leases expiring through fiscal
     1999. Minimum annual rentals under these leases are as follows (in thousands):

     YEARS ENDING MAY 31,
     --------------------

          1997                $    101
          1998                      18
          1999                       7
                              --------
                              $    126
                              ========

     Total rent expense incurred during the year ended May 31, 1996 was $88 thousand.

8.   SUBSEQUENT EVENTS

     Effective October 31, 1996, the Company forgave all outstanding notes and accrued interest receivable from its shareholders aggregating $320 thousand.

     Effective November 1, 1996, 100% of the common stock of the Company was acquired by SA Telecommunications, Inc. The financial statements of the Company do not reflect any adjustments arising from this transaction.

     On January 10, 1997, the Company retired all of its long-term notes payable and accrued but unpaid interest thereon for $773 thousand in cash. In connection with the retirement, the Company recorded an extraordinary loss on the extinguishment of debt of $485 thousand, which resulted from the unamortized discount from the face value of the notes and early retirement penalties.

                   ADDTEL COMMUNICATIONS, INC.
               UNAUDITED CONDENSED BALANCE SHEETS
                         (In Thousands)




                                                                           September 30,
                                                                         1996          1995
                                                                      ---------      -------
ASSETS

Current assets:
     Cash and cash equivalents                                        $  2,741       $     17
     Trade accounts and notes receivable, less allowance
          for doubtful accounts of $ 646 and $ 570, respectively         5,387          2,350
     Other current assets                                                   59            359
                                                                      --------       --------
          Total current assets                                           8,187          2,726

Property and equipment, net                                                333            490
Other assets                                                                 9              2
                                                                      --------       --------
          Total assets                                                $  8,529       $  3,218
                                                                      ========       ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued expenses                                 $  7,977       $  2,905
Notes payable and current maturities of long-term notes                     15            215
                                                                      --------       --------
          Total current liabilities                                      7,992          3,120

Long-term notes payable, less current maturities                           281            336
Deferred income taxes                                                      185             72
Stockholders' equity (deficit)                                              71           (310)
                                                                      --------       --------
          Total liabilities and stockholders' equity                  $  8,529       $  3,218
                                                                      ========       ========


          See notes to unaudited condensed financial statements.

                   ADDTEL COMMUNICATIONS, INC.
          UNAUDITED CONDENSED STATEMENTS OF OPERATIONS
                AND RETAINED EARNINGS (DEFICIT)
                         (In Thousands)


                                           For the four months
                                           ended September 30,
                                           -------------------

                                         1996              1995
                                        -------           -------

Telecommunications revenues             $ 9,795           $ 4,327
Cost of revenues                          8,264             2,990
                                        -------            -------
Gross profit                              1,531             1,337

Operating expenses                        1,398             1,228
                                        -------           -------
Operating income                            133               109
Other (expenses)                             (5)               (8)
Income taxes                                 57                45
                                        -------           -------
Net income                                   71                56
Accumulated deficit,
   beginning of period                       (7)             (373)
                                        -------           -------
Retained earnings (deficit),
   end of period                        $    64           $  (317)
                                        =======           =======

              See notes to unaudited condensed financial statements.

                   ADDTEL COMMUNICATIONS, INC.
          UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS
                         (In Thousands)


                                                      For the four months
                                                      ended September 30,
                                                      -------------------
                                                         1996      1995
                                                         ------    -----
Cash flows from operating activities:
     Net income                                          $   71    $  56
     Depreciation and amortization                           25       23
     Net change in working capital and other              1,546       (4)
                                                         ------    -----
Net cash flows from operating activities                  1,642       75

Net cash flows from investing activities                      7       11

Net cash flows (used in) financing activities               (11)    (262)
                                                         ------    -----

Net increase (decrease) in cash                           1,638     (176)

Cash and cash equivalents at beginning of period          1,103      193
                                                         ------    -----
Cash and cash equivalents at end of period               $2,741    $  17
                                                         ======    =====

        See notes to unaudited condensed financial statements.

                   ADDTEL COMMUNICATIONS, INC.
        NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS


NOTE A  - BASIS OF PRESENTATION

     These unaudited condensed financial statements at September 30, 1996 and 1995 and for the four months then ended were derived from the books and records of the Company, but do not include all disclosures required by generally accepted accounting principles. In the opinion of management, these unaudited condensed financial statements reflect all adjustments of a normal recurring nature necessary for a fair presentation of the financial condition and results of operations for interim periods. These results of operations are not necessarily indicative of the results which ultimately will be reported for the full year ended May 30, 1997.


NOTE B  - SUBSEQUENT EVENTS

     Effective October 31, 1996, the Company forgave all outstanding notes and accrued interest receivable from its shareholders aggregating $320 thousand.

     Effective November 1, 1996, 100% of the common stock of the Company was acquired by SA Telecommunications, Inc. The financial statements of the Company do not reflect any adjustments arising from this transaction.

     On January 10, 1997, the Company retired all of its long-term notes payable and accrued but unpaid interest thereon for $773 thousand in cash. In connection with the retirement, the Company recorded an extraordinary loss on extinguishment of debt of $485 thousand, which resulted from the unamortized discount from the face value of the notes and early retirement penalties.

          SA TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
                   YEAR ENDED DECEMBER 31, 1995
      UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS


The unaudited pro forma combined statement of operations for the year ended December 31, 1995 includes the historical results of operations of the Company and AddTel as if the acquisition had been effected on January 1, 1995. This statement of operations is not necessarily indicative of the results of operations that would have been achieved had the transaction been consummated as of the date indicated or which may be achieved in the future.

          SA TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
                  Year Ended December 31, 1995
      UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                (In Thousands, Except Per Share)



                                         SA
                                   Telecommunications,                AddTel                                       Pro Forma
                                   Inc. and Subsidiaries         Communications, Inc.          Adjustments          Combined
                                   ---------------------         --------------------          -----------         ---------

Revenues                           $             20,748          $            12,726           $                   $ 33,474
Cost of revenues                                 14,116                        8,856                                 22,972
                                   --------------------          -------------------           -----------         ---------
 Gross profit                                     6,632                        3,870                                 10,502
                                                                                                       826  -A
Operating expenses                                7,909                        3,936                   128  -B       12,799
                                   --------------------          -------------------           -----------         --------
Loss from continuing operations
     before other income (expense)
     and extraordinary item                      (1,277)                         (66)                 (954)          (2,297)
Other income (expense)                             (658)                         (18)                 (950) -C       (1,626)
                                   --------------------          -------------------           -----------         --------
Loss from continuing operations
     before extraordinary item                   (1,935)                         (84)               (1,904)          (3,923)
Income taxes (benefit)                              -                            (38)                   38  -D          -
Discontinued operations                          (4,531)                         -                                   (4,531)
                                   --------------------          -------------------           -----------         --------
Net loss                                         (6,466)                         (46)               (1,942)          (8,454)
Preferred dividend requirements                    (125)                         -                     -               (125)
                                   --------------------          -------------------           -----------         --------
Net loss applicable to common
     shareholders                  $             (6,591)         $               (46)          $    (1,942)        $ (8,579)
                                   ====================          ===================           ===========         ========

Pro forma combined loss per share
    applicable to common shareholders                                                                              $  (0.74)
                                                                                                                   ========

Weighted average number of
   common shares outstanding                                                                                         11,639
                                                                                                                   ========

   See notes to the unaudited pro forma combined statement of operations.

          SA TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
                        DECEMBER 31, 1995
                  NOTES TO UNAUDITED PRO FORMA
                COMBINED STATEMENT OF OPERATIONS


The following describes the assumptions used in determining the pro forma adjustments necessary to give effect on a pro forma basis to the transaction described above:

(A) Adjustment to amortization of intangible assets from the AddTel acquisition.

(B) Adjustment to depreciation of property and equipment whose values were adjusted to their fair values in conjunction with the AddTel acquisition.

(C) Adjustment to interest expense related to obligation incurred in connection with the acquisition totaling $9.5 million with imputed interest at 10%.

(D)  Adjustment for reversal of federal income tax benefit.

          SA TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
                       SEPTEMBER 30, 1996
        UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


The unaudited pro forma combined balance sheet as of September 30, 1996 includes the historical balance sheets of the Company and AddTel as if the acquisition had been effected as of September 30, 1996. The unaudited pro forma combined statement of operations for the nine months ended September 30, 1996 includes the historical results of operations of the Company and AddTel as if the acquisition had been effected on January 1, 1996. These financial statements are not necessarily indicative of the financial condition or results of operations that would have been achieved had the transaction been consummated as of the date indicated or which may be achieved in the future.

          SA TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
                       September 30, 1996
           UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                        (In Thousands)




                                                 SA
                                        Telecommunications,             AddTel                                     Pro Forma
                                        Inc. and Subsidiaries    Communications, Inc.     Adjustments               Combined
                                        ---------------------    --------------------     -----------              ---------
ASSETS
Current assets:
     Cash and cash equivalents          $              12,691    $              2,741     $                        $ 15,432
     Accounts and notes
       receivables, net                                 6,773                   5,387                                12,160
     Other current assets                               1,146                      59             (40) -A             1,165
                                        ---------------------    --------------------     -----------              --------
          Total current assets                         20,610                   8,187             (40)              28,757

Property and equipment, net                             7,422                     333             435  -A            8,190
Excess of cost over net
 assets acquired, net                                  17,721                   -               8,849  -A           26,570
Other assets                                            2,490                       9                                2,499
                                        ---------------------    --------------------     -----------              --------
           Total assets                 $              48,243    $              8,529     $     9,244              $66,016
                                        =====================    ====================     ===========              ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Accounts payable - trade           $               1,476    $                 128    $                        $ 1,604
     Accrued telecommunications
        expenses                                        1,821                    7,249                               9,070
     Other accrued expenses                             3,408                      600                               4,008
     Acquisition obligation                               -                        -            9,500  -A            9,500
     Short-term notes payable                              44                      -                                    44
     Current maturities of long-
       term obligations                                   529                       15                                 544
                                        ---------------------    ---------------------    -----------              --------
          Total current liablities                      7,278                    7,992          9,500               24,770

Long-term obligations, less current
   maturities                                          28,585                      281                              28,866
Deferred income taxes                                     -                        185           (185) -A              -
Series A redeemable preferred stock                     1,310                      -                                 1,310


Stockholders' equity:
   Common stock                                             2                        7             (7) -A               2
   Additional paid-in capital                          26,479                      -                                26,479
   Retained deficit                                   (11,557)                      64            (64) -A          (11,557)
   Treasury stock                                      (3,854)                     -                                (3,854)
                                        ---------------------    ---------------------    -----------              -------
          Total shareholders' equity                   11,070                       71            (71)              11,070
                                        ---------------------    ---------------------    -----------              -------
          Total liabilities and
            shareholders' equity        $              48,243    $               8,529    $     9,244              $66,016
                                        =====================    =====================    ===========              =======


           See notes to unaudited pro forma combined financial statements.

          SA TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
              Nine Months Ended September 30, 1996
      UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                (In Thousands, Except Per Share)



                                         SA
                                   Telecommunications,           AddTel                                       Pro Forma
                                   Inc. and Subsidiaries    Communications, Inc.          Adjustments          Combined
                                   ---------------------    --------------------          -----------         ---------

Revenues                           $              22,200    $             18,065          $                   $  40,265
Cost of revenue                                   13,059                  14,523                                 27,582
                                   ---------------------    --------------------          -----------         ---------
Gross profit                                       9,141                   3,542                                 12,683

Operating expenses                                 9,015                   3,169                  603  -B        12,907
                                                                                                  120  -C
                                   ---------------------    --------------------          -----------         ---------
Income from continuing operations
     before other income (expense)
     and extraordinary item                          126                     373                 (723)             (224)
Other income (expense)                            (1,306)                    (46)                (504) -D        (1,856)
                                   ---------------------    --------------------          -----------         ---------
Income (loss) from continuing
     operations before
     extraordinary item                           (1,180)                    327               (1,227)           (2,080)
Income taxes                                         -                       146                 (146) -E            -
Extraordinary item                                 1,817                     -                                    1,817
                                   ---------------------    --------------------          -----------         ---------
Net income (loss)                                    637                     181               (1,081)             (263)

Preferred dividend requirements                     (198)                    -                                     (198)
                                   ---------------------    --------------------          -----------         ---------
Net income (loss) applicable to
     common shareholders           $                 439    $                181          $    (1,081)        $    (461)
                                   =====================    ====================          ===========         =========

Pro forma combined loss per share
   applicable to common shareholders                                                                          $   (0.03)
                                                                                                              =========

Weighted average number of
      common shares outstanding                                                                                  16,118
                                                                                                              =========


      See notes to unaudited pro forma combined financial statements.

          SA TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
                       SEPTEMBER 30, 1996
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


The following describes the assumptions used in determining the pro forma adjustments necessary to give effect on a pro forma basis to the transaction described above:

(A) Adjustment to reflect the borrowings and obligations necessary to consummate the acquisition and make the necessary purchase accounting and elimination entries.

(B) Adjustment to amortization of intangible assets from the AddTel acquisition.

(C) Adjustment to depreciation of property and equipment whose values were adjusted to their fair values in conjunction with the AddTel acquisition.

(D) Adjustment to interest expense related to obligation incurred in connection with the acquisition totaling $9.5 million with imputed interest at 10%.

(E) Adjustment for utilization of parent company losses to offset federal income taxes.